PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 3,	April 27,	May 3,	April 27,
	2009	2008	2009	2008
Net sales	$83,232	$110,330	$171,275	$213,545
Costs and expenses:
Cost of sales	(71,792)	(90,056)	(149,275)	(172,675)
Selling, general and administrative	(10,630)	(13,575)	(21,032)	(29,878)
Research and development	(4,177)	(4,613)	(7,801)	(8,851)
Consolidation, restructuring and related charges	(406)	-	(2,086)	-
Impairment of long-lived assets	(1,458)	-	(1,458)	-
Operating (loss) income	(5,231)	2,086	(10,377)	2,141
Other income (expense), net	(5,001)	(3,196)	(8,625)	(3,764)
Loss before income taxes and minority interest	(10,232)	(1,110)	(19,002)	(1,623)
Income tax benefit (provision)	76	(932)	(1,122)	(2,804)
Loss before minority interest	(10,156)	(2,042)	(20,124)	(4,427)
Minority interest	84	(27)	(181)	(982)
Net loss	$(10,072)	$(2,069)	$(20,305)	$(5,409)

Loss per share:
Basic	$(0.24)	$(0.05)	$(0.49)	$(0.13)
Diluted	$(0.24)	$(0.05)	$(0.49)	$(0.13)
Weighted average number of common shares outstanding:
Basic	41,775	41,638	41,749	41,632
Diluted	41,775	41,638	41,749	41,632